                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                Friedman's Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                               [FRIEDMAN'S LOGO]


                              4 West State Street
                            Savannah, Georgia 31401



                                                                January 28, 2000

Dear Stockholder:

         On behalf of the Board of Directors and management of Friedman's Inc., I cordially invite you to attend the 2000 Annual Meeting of Stockholders to be held at the Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia, on Thursday, March 2, 2000, at 10:00 a.m. local time.

         We look forward to your attendance at the Annual Meeting so that you can learn more about your Company and become better acquainted with members of the Board of Directors and the management team. The sole item of business that is being presented for a vote by the holders of Class A Common Stock at the Annual Meeting is the election of three directors of the Company, as explained in the accompanying Proxy Statement.

         It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking the enclosed proxy card. Please then sign and date the proxy card and return it in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at the meeting.

         If you have any questions about the Proxy Statement or the accompanying 1999 Annual Report, please contact Mr. Victor M. Suglia at (912) 233-9333.


                                    Sincerely,

                                    /s/ Bradley J. Stinn
                                    --------------------
                                    Bradley J. Stinn
                                    President and Chief Executive Officer

                                FRIEDMAN'S INC.
                              4 West State Street
                            Savannah, Georgia 31401


                 NOTICE TO THE HOLDERS OF CLASS A COMMON STOCK
                     OF THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 2, 2000


     Notice is hereby given to the holders of the Class A common stock, $.01 par value per share (the "Class A Common Stock"), of Friedman's Inc. (the "Company") that the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") will be held at the Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia, on Thursday, March 2, 2000, at 10:00 a.m., local time, for the following purposes:

     (i) To elect three directors to serve until the 2001 Annual Meeting of Stockholders; and

     (ii) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Information relating to the Annual Meeting and the election of directors is set forth in the attached Proxy Statement.

     Only those stockholders of record at the close of business on January 7, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof; however, the transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for a period of ten days prior thereto at the executive offices of the Company in Savannah, Georgia.


                              By Order of the Board of Directors.


                              /s/ Victor M. Suglia
                              --------------------
                              Victor M. Suglia
January 28, 2000              Secretary



     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATIONS BY RETURNING YOUR PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

                                FRIEDMAN'S INC.

                               -----------------

                                PROXY STATEMENT
                      For Holders of Class A Common Stock
                       For Annual Meeting of Stockholders
                          to be Held on March 2, 2000

                               -----------------

    This Proxy Statement is furnished to holders of the Class A common stock, $.01 par value per share ("Class A Common Stock"), of Friedman's Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of Class A Common Stock for use at the 2000 Annual Meeting of Stockholders to be held at 10:00 a.m. local time, at the Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia, on Thursday, March 2, 2000, and at any adjournments thereof (the "Annual Meeting").

    With respect to the holders of Class A Common Stock, the Annual Meeting will be held for the following purposes: (i) to elect three directors to serve until the 2001 Annual Meeting of Stockholders and (ii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    The approximate date on which this Proxy Statement and the accompanying Proxy are first being sent or given to stockholders of the Company is January 28, 2000.

Stockholders Entitled to Vote

    Only stockholders of record of the Company at the close of business on January 7, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 13,236,322 shares of the Class A Common Stock issued and outstanding held by approximately 79 stockholders of record. In addition, there were 1,196,283 shares of the Company's Class B common stock, $.01 par value per share ("Class B Common Stock"), issued and outstanding held by two stockholders of record. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of stockholders of record on the Record Date.

    The Certificate of Incorporation of the Company (the "Certificate") provides that holders of Class A Common Stock have voting rights with regard to the election of a minimum of 25% of the members of the Company's Board of Directors (rounding the number of such directors to be elected up if 25% of the members of the Board of Directors is not equal to a whole number of directors), with the precise number of directors to be elected by the Class A Common Stockholders in excess of such 25% (if any) to be determined by the Board of Directors. The Company's current Board of Directors has been set at six members, and pursuant to the Certificate the holders of Class A Common Stock are entitled to elect at least two directors. The Board of Directors has determined that holders of Class A Common Stock will elect three directors at the 2000 Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share held in the election of directors.

Quorum and Voting Requirements

    In accordance with Delaware law (under which the Company is organized) and the Company's Bylaws, the presence of a majority of the issued and outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, are required to establish a quorum. For the purpose of determining the presence of a quorum, abstentions and votes withheld from any nominee will be considered to be "votes entitled to be cast" and therefore will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will not be considered to be "votes entitled to be cast" and will not be counted as present for quorum purposes. Broker non-votes are votes that brokers holding shares of record for their customers are not permitted to cast under applicable stock exchange rules because the brokers have not received specific instructions from their customers as to certain proposals and as to which the brokers advised the Company that they lack voting authority.

    The election of three directors by the holders of Class A Common Stock will require the affirmative vote of a majority of the shares of Class A Common Stock represented and entitled to vote in the election at the Annual Meeting, provided a quorum is present. With respect to the election of directors, stockholders may (1) vote "for" each of the nominees, (2) "withhold" authority to vote for each of such nominees, or (3) withhold authority to vote for one or more nominees but vote for the other nominees. Because the directors are elected by the holders of a majority of the shares represented and entitled to vote, withholding authority to vote with respect to one or all nominees or an abstention from voting will have the effect of a vote "against" such nominee or nominees. Broker non-votes will not be considered "votes entitled to be cast" and will have no effect on the outcome of the election of directors.

Proxies

    The accompanying proxy card is for use at the Annual Meeting if a stockholder is unable to attend in person or is able to attend but does not wish to vote in person. Stockholders should specify their choices with regard to each proposal on the enclosed proxy card. All properly executed and dated proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions given. If no specific instructions are given, the shares represented by a signed and dated proxy card will be voted "FOR" the election of the three director nominees named herein. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

    The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. As permitted by Rule 14a-4(c) of the of the Securities and Exchange Commission (the "SEC"), the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals presented by stockholders for consideration at the Annual Meeting that were submitted to the Company after December 13, 1999. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director if a director nominee is unable to serve for good cause and will not serve, and on matters incident to the conduct of the Annual Meeting.

    The giving of a proxy does not affect the right to vote in person should the stockholder attend the Annual Meeting. Any stockholder who has given a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to Victor M. Suglia, the Secretary of the Company, at 4 West State Street, Savannah, Georgia 31401, by executing and delivering to Mr. Suglia a proxy card bearing a later date, or by voting in person at the Annual Meeting. If a stockholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting.

                             ELECTION OF DIRECTORS

    The Bylaws of the Company provide that the Board of Directors shall consist of not less than three individuals with the exact number of directors determined by resolution of the Board of Directors; provided, that as long as any Class B Common Stock of the Company remains outstanding, the minimum number of directors must be sufficient to enable the holders of the Class B Common Stock to elect a majority of the directors.

    Pursuant to Article III of the Company's Bylaws, the Board of Directors has set the number of directors of the Company at six and has nominated the following individuals for election by the holders of Class A Common Stock and Class B Common Stock as directors of the Company, respectively:


        Class A Common Stock Nominees                   Director Since
        -----------------------------                   --------------
        John E. Cay III                                      1997
        Robert W. Cruickshank                                1993
        David B. Parshall                                    1993

        Class B Common Stock Nominees
        -----------------------------
        Bradley J. Stinn                                     1993
        Sterling B. Brinkley                                 1993
        Mark C. Pickup                                       1993

    Each of the directors will be elected to hold office until the 2001 Annual Meeting of Stockholders or until his earlier death, resignation or removal.

    Holders of Class A Common Stock are entitled to vote only on the Class A Common Stock nominees, and holders of Class B Common Stock are entitled to vote only on the Class B Common Stock nominees. The persons designated as proxies on the enclosed Proxy intend to vote the shares represented thereby in favor of the election to the Board of Directors of the Class A Common Stock nominees whose names appear above, unless either authority to vote for one or all of the nominees is withheld or such Proxy has previously been revoked. It is believed that the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve, the Board of Directors, in its discretion, may designate a substitute nominee or nominees (in which case it is anticipated that the persons designated as proxies will vote for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until the Board locates a suitable candidate or candidates, or reduce the authorized number of directors. It is anticipated that management stockholders of the Company will vote for the election of the nominees.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF
                                                             ---
THE CLASS A COMMON STOCK NOMINEES AS DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS.

Certain Information Concerning Nominees

    The following table sets forth certain information regarding the nominees for directors to be elected by the holders of the Class A Common Stock and Class B Common Stock. For additional information concerning the nominees, see "Meetings of the Board of Directors and Committees," "Stock Ownership" and "Certain Transactions" below.


                         Class A Common Stock Nominees
                         -----------------------------

Name and Age                Business Experience
------------                -------------------

John E. Cay III             Mr. Cay was elected a director of the Company in
       (54)                 February 1997. Mr. Cay has been Chairman and Chief
                            Executive Officer of Palmer & Cay, Inc., a regional insurance brokerage and employee benefit consulting company, since 1998. He served as President of Palmer & Cay from 1971 to 1997. Mr. Cay also serves as a director and on the compensation committee of the Board of Directors of EZCORP, Inc. ("EZCORP"), a pawn shop chain and an affiliate of the Company. Mr.
                            Cay also serves as a director for First Union
                            National Bank of Georgia and First Union National
                            Bank of Savannah.

Robert W. Cruickshank       Mr. Cruickshank was elected a director of the
       (54)                 Company in August 1993. Since 1981, Mr. Cruickshank
                            has been President of R.W. Cruickshank Co., a financial management company. Mr. Cruickshank is currently a director and chairman of the compensation committee of Calgon Carbon Corp. and a director of the New Canaan Bank & Trust, New Canaan,
                            Connecticut.

David B. Parshall           Mr. Parshall was elected a director of the Company
       (52)                 in December 1993. Since October 1992, Mr. Parshall
                            has been Managing Director of Dolphin Management
                            Inc., an investment management firm. Mr. Parshall has also been a Managing Director of Private Equity
                            Investors, Inc., a company that purchases portfolios of private equities, since April 1992. From 1988 to 1990, Mr. Parshall was a Managing Director of
                            Shearson Lehman Brothers Inc., and from August 1990 to March 1992, Mr. Parshall served as a Managing
                            Director of the Blackstone Group, L.P, both investment banks.

                         Class B Common Stock Nominees
                         -----------------------------


Name and Age                Business Experience
------------                -------------------

Bradley J. Stinn            Since September 1998, Mr. Stinn has served as
       (40)                 President and Chief Executive Officer of the Company
                            and has served as Chairman of the Executive
                            Committee of the Board of Directors since July 1998.
                            He served as Chief Executive Officer of the Company from February 1996 until December 1997, and as Chairman of the Board of Directors from February
                            1996 until June 1998. Mr. Stinn served as President,
                            Chief Executive Officer and a director of the Company from August 1993 until January 1996. Since
                            June 1995, he has served as the Chairman of the Board of Directors and Chief Executive Officer of
                            Crescent Jewelers Inc. ("Crescent Jewelers"), a retail jewelry chain that is an affiliate of the Company. Mr. Stinn served as President and Chief
                            Executive Officer of MS Jewelers Corporation ("MS
                            Jewelers"), the general partner of MS Jewelers
                            Limited Partnership (the "Partnership") which owns
                            100% of the outstanding shares of Class B Common
                            Stock, from September 1992 until August 1993, and he has served since May 1990 as a director of MS
                            Jewelers.

Sterling B. Brinkley        Mr. Brinkley has served as Chairman of the Board of
       (47)                 Directors of the Company since July 1998. From
                            February 1996 until June 1998, he served as Chairman of the Executive Committee of the Board of Directors of the Company. Prior to that time, Mr. Brinkley served as the Chairman of the Board of Directors from August 1993 until January 1996. Mr. Brinkley also serves in the uncompensated position of Chairman of the Board of Directors of MS Jewelers.
                            He also serves as a consultant to Morgan Schiff &
                            Co., Inc. ("Morgan Schiff"), an affiliate of the Company. Mr. Brinkley serves as a director of Crescent Jewelers and as Chairman of the Board of EZCORP. Mr. Brinkley also serves as the chairman of other private companies that are affiliates of Morgan Schiff.

Mark C. Pickup              Mr. Pickup was elected a director of the Company in
       (49)                 August 1993. Mr. Pickup served as Vice Chairman of
                            Crescent Jewelers from December 1994 until February
                            1995 and served as President and Chief Executive
                            Officer of Crescent Jewelers from August 1993 to
                            December 1994. From October 1992 until August 1993,
                            Mr. Pickup served as the Senior Vice President and
                            Chief Financial Officer for Crescent Jewelers. Mr.
                            Pickup is also a director of EZCORP. Previously, for more than five years, Mr. Pickup held various positions with Ernst & Young LLP, leaving as a Partner in its San Francisco, California office in October 1992.

Meetings of the Board of Directors and Committees

    Board of Directors. Under the Delaware General Corporation Law and the Bylaws of the Company, the property, affairs and business of the Company are under the general management of its Board of Directors. The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, and the Board of Directors has appointed standing Audit, Compensation, Compliance and Executive Committees of the Board of Directors.

    Audit Committee. The members of the Audit Committee are Mark C. Pickup (Chairman), Robert W. Cruickshank and David B. Parshall. The Audit Committee recommends to the Board of Directors who the Board should appoint as the independent auditors to audit the financial statements of the Company, which includes an inspection of the books and accounts of the Company. The Audit Committee also reviews with the accountants selected the scope of their audit and their audit report, including any questions and recommendations that may arise in the audit and report or concerning the Company's internal accounting procedures. The Audit Committee held five meetings during the 1999 fiscal year.

    Compensation Committee. The members of the Compensation Committee are Robert W. Cruickshank (Chairman), Mark C. Pickup and David B. Parshall. The Compensation Committee reviews and approves the compensation of executive officers and establishes targets and incentive awards under the Company's incentive compensation plans. The Compensation Committee held two meetings during the 1999 fiscal year.

    Compliance Committee. The members of the Compliance Committee are David B. Parshall (Chairman), John E. Cay III and Sterling B. Brinkley. The Compliance Committee oversees the policies and procedures of the Company to ensure that the Company is in compliance with all applicable governmental regulations and regulatory procedures. The Committee's work includes overseeing the training and review of employees. The Compliance Committee held one meeting during the 1999 fiscal year.

    Executive Committee. The members of the Executive Committee are Bradley J. Stinn (Chairman), Sterling B. Brinkley and Mark C. Pickup. The Executive Committee exercises the authority of the Board of Directors to manage the Company between meetings of the Board of Directors, to the extent permitted by law. The Executive Committee held four meetings during the 1999 fiscal year.

    The Board of Directors acting as a whole nominates those persons whom the Board recommends that the stockholders elect as directors of the Company. The Board of Directors also considers Class A Common Stock nominees submitted by holders of Class A Common Stock and will do so for the 2001 Annual Meeting if nominees are submitted to the Company on or before September 29, 2000. See "Stockholder Proposals for 2001 Annual Meeting of Stockholders."

    The Board of Directors held four meetings during the 1999 fiscal year. Each director, during the period he was a director, attended at least 75% of the meetings of the Board of Directors, and each member of a committee, during the period he was a committee member, attended at least 75% of the meetings of each committee on which he served.

Compensation of Directors

    In fiscal 1999, directors who were not current employees of the Company received an annual director's fee of $15,000 per year, and Committee Chairmen who were not current employees of the Company received an additional $5,000 per year. In addition, during fiscal 1999 the Board of Directors established a special committee of the Board of Directors to consider certain matters relating to Crescent Jewelers. Mr. Parshall, as Chairman of the special committee was paid $7,500 for his services, and Messrs. Cay and Cruickshank were each paid $3,750 for their services as members of the special committee. In addition, pursuant to Friedman's 1999 Long-term Incentive Plan, directors are able to receive up to 100% of their annual director's fees in shares of Class A Common Stock. See "Executive Compensation - Long-Term Incentive Plan." The Company also reimburses directors for travel and other out-of-pocket expenses incurred in connection with their services as directors. Directors who are employees are not paid extra compensation for their service on the Board of Directors or any committee.

    In addition, under the Friedman's Inc. Stock Option Plan for Outside Directors (the "Director Plan"), each director who is not an employee of the Company receives a grant of options to purchase 5,000 shares of Class A Common Stock upon his initial election to the Board of Directors, and each such director receives subsequent annual grants of options to purchase 1,000 shares of Class A Common Stock. The annual grants are made on the day following each annual meeting of stockholders. The option price for each option granted under the Director Plan is the "Fair Market Value," as defined in the Director Plan, of the shares of Class A Common Stock subject to the option on the date the option is granted. An option is exercisable six months after it is granted and remains exercisable for five years from the date of grant. The Company has reserved 50,000 shares of Class A Common Stock for issuance under the Director Plan and as of September 30, 1999 there were 14,000 options outstanding to purchase shares under the Director Plan.

Executive Officers of the Company

    The following table sets forth certain information regarding the executive officers of the Company, other than Messrs. Stinn and Brinkley, who are discussed above. For information concerning executive officers' ownership of capital stock, see "Stock Ownership."


Name and Age            Business Experience
------------            -------------------

Victor M. Suglia        Victor M. Suglia, has served as Senior Vice President
       (44)             and Chief Financial Officer of the Company since June
                        1997, and Treasurer and Secretary of the Company since
                        November 1997. Since September 1999, Mr. Suglia has also served as the Chief Financial Officer of Crescent
                        Jewelers. Prior to joining the Company, Mr. Suglia was
                        Vice President and Corporate Controller for Saks
                        Holdings, Inc., the holding company of Saks Fifth
                        Avenue, for six years.

Paul G. Leonard         Paul G. Leonard joined the Company in May 1999 as
       (44)             Executive Vice President and Chief Merchandising
                        Officer. Prior to joining the Company, Mr. Leonard was
                        President of Corporate Merchandise at Zale Corporation for four and one half years. Mr. Leonard was Senior Vice
                        President for Ames Department stores for three years prior to joining Zale Corporation.

Executive Compensation

     Summary Compensation Information. The following table presents certain summary information concerning compensation for the fiscal years ended September 30, 1999, 1998 and 1997 earned by (i) the Chief Executive Officer of the Company; and (ii) each of the other most highly compensated executive officers of the Company whose total salary and bonus for the fiscal year ended September 30, 1999, exceeded $100,000 (collectively, the "Named Executive Officers").


                           Summary Compensation Table
                           --------------------------

                                                                                                      Long Term Compensation
                                                      Annual Compensation                                     Awards
                                 -----------------------------------------------------------         ----------------------
Name and                                                                        Other Annual                Securities
Principal Position               Year          Salary         Bonus             Compensation            Underlying Options
---------------------            ----          ------        --------           ------------         ----------------------

Bradley J. Stinn                 1999         $400,000       $250,000            $137,890 (1)                    --
  President, Chief Executive     1998          400,000             --             143,313 (1)                  50,000
  Officer and Chairman of        1997          300,000             --             154,907 (1)                    --
  the Executive Committee
  of the Board of Directors


Sterling B. Brinkley             1999         $300,000       $125,000            $ 76,468 (2)                    --
  Chairman of the                1998          300,000             --              73,361 (2)                    --
  Board of Directors             1997          225,000         50,000              96,022 (2)                    --

Victor M. Suglia (3)             1999         $190,000       $ 40,000                     --                     --
  Senior Vice President,         1998          178,750         25,000                     --                     --
  Chief Financial Officer,       1997           58,333         10,000            $ 97,598 (4)                25,000
  Secretary and Treasurer

Donald J. Wright, Jr. (5)        1999         $125,000       $ 10,000                     --                    --
  Vice President                 1998          124,167             --                     --                    --
  Merchandising                  1997          115,000         10,000                     --                  4,000

Paul G. Leonard (6)              1999         $105,769       $125,000            $130,305 (7)                90,000
  Executive Vice President       1998               --             --                     --                     --
  and Chief Merchandising        1997               --             --                     --                     --
  Officer

------------------
(1) Composed of: (i) a housing allowance of $42,000 in each of fiscal 1999, 1998 and 1997, respectively; (ii) an automobile allowance of $17,400, $20,334 and $14,666 in fiscal 1999, 1998 and 1997, respectively; (iii)
     annual interest forgiveness on an incentive loan of $40,875, $42,225 and $52,650 in fiscal 1999, 1998 and 1997, respectively; and (iv) an annual reimbursement for the payment of taxes on the interest forgiveness of $37,515, $38,754 and $45,591 in fiscal 1999, 1998 and 1997, respectively.
     See "-- Employment Arrangements."
(2) Composed of: (i) annual interest forgiveness on an incentive loan of $40,875, $42,225 and $52,650 in fiscal 1999, 1998 and 1997, respectively, and (ii) an annual reimbursement for the payment of taxes on the interest forgiveness of $35,593, $31,136 and $43,372, in fiscal 1999, 1998 and 1997, respectively.  See "-- Employment Arrangements."
(3)  Mr. Suglia's employment with the Company began in June 1997.

(4) Composed of (i) reimbursement for moving expenses of $51,455 and (ii) reimbursement of income taxes related to the moving expense of $46,143.
(5)  Mr. Wright's employment with the Company was terminated in April 1999.
(6)  Mr. Leonard's employment with the Company began in May 1999.
(7) Composed of (i) reimbursement of moving expenses of $67,446 and (ii) reimbursement of income taxes related to the moving expense of $62,859.




                                      Option Grants in Last Fiscal Year

                                                Individual Grant
                       -----------------------------------------------------------------      Potential Realizable Value at
                           Number of         Percent of                                       Assumed Annual Rates of Stock
                           Securities       Total Options                                          Price Appreciation
                           Underlying         Granted to                                            For Option Term
                            Options          Employees in    Exercise or   Expiration         -----------------------------
Name                        Granted          Fiscal Year     Base Price       Date                  5%             10%
----                       ----------       -------------    ----------    ----------               --             ---
Paul G. Leonard              90,000             66.4%          $12.99         5/11/09             $735,241      $1,863,244


                                                  Fiscal Year-End Option Values

                                         Number of Securities Underlying                 Value of Unexercised
                                               Unexercised Options                       In-the-Money Options
                                              At Fiscal Year-End(1)                     at Fiscal Year-End(2)
                                       ----------------------------------         ---------------------------------
         Name                          Exercisable          Unexercisable         Exercisable         Unexercisable
        ----                           -----------          -------------         -----------         -------------
        Bradley J. Stinn(3)              320,000               30,000                 --                   --
        Sterling B. Brinkley             130,000                 --                   --                   --
        Victor M. Suglia                  17,500                7,500                 --                   --
        Donald J. Wright, Jr.               --                  5,000                 --                   --
        Paul G. Leonard                     --                 90,000                 --                   --

--------------
(1) No stock options were exercised by any of the Named Executive Officers during fiscal 1999.
(2) All of the options shown had exercise prices in excess of the fair market value of a share of Class A Common Stock as of September 30, 1999 of $8.81, and as a result none of the options were in-the-money as of September 30, 1999.
(3) All of the unexercisable options to purchase shares of Class A Common Stock held by Mr. Stinn become immediately exercisable in the event that the employment of Mr. Stinn is terminated by the Company for any reason.

     Employment Arrangements.

     As further incentive to enhance the value of the Company for the benefit of its stockholders, in October 1994 when the Class A Common Stock Price was $16.38, the Company adopted an incentive plan that provided each of Mr. Brinkley and Mr. Stinn a loan in the amount of $1.5 million, the repayment of which is forgiven upon the attainment of specific targets for the market price of the Company's Class A Common Stock ranging from $22.50 to $32.50. The plan was structured such that if the Company is able to achieve nearly 100% appreciation in its stock price within a designated period, the entire amount of all advances will be forgiven and related tax consequences will be paid by the Company. The loans are due and payable in ten years and carry an interest rate equal to the minimum rate allowable under the Internal Revenue Code of 1986, as amended (the "Code"). The incentive features of the loans provide that: (i) as long as Mr. Brinkley or Mr. Stinn are employed by the Company on the date when interest is due on the loans, the interest will be forgiven; (ii) a percentage of the outstanding principal of the loans will be forgiven upon the attainment of certain targets for the price of the Company's Class A Common Stock; and
(iii) the Company will pay any taxes due as the result of the forgiveness of interest and principal. In addition, in the event of the death or disability of Mr. Brinkley or Mr. Stinn or a Change in Control of the Company (as defined in the loan agreements), the remaining principal amount and any unpaid and unforgiven interest accrued on the loans will be forgiven. The first stock price target ($22.50 per share) was attained in July 1995, the second stock price target ($25.00 per share) was attained in April 1996 and the third stock price target ($27.50 per share) was attained in May 1996. To date, 50% of the principal amount of the loans has been forgiven. The remaining principal amount will be forgiven through 2003 if the stock price reaches targets ranging from $32.50 to $60.00. The Company incurred a charge of $2.1 million in the quarter ended June 30, 1996 related to the attainment of the $25.00 and $27.50 price targets.

     In January 1999, the Company entered into an Indemnification Agreement with Mr. Stinn pursuant to which the Company agreed to assume and pay certain indemnification obligations of Crescent Jewelers to Mr. Stinn should Crescent Jewelers fail to promptly pay such obligations. The only indemnification obligations the Company agreed to assume under the agreement are those which (i) constitute indemnifiable claims under Crescent Jewelers' Articles of Incorporation or Bylaws, and (ii) arise out of or relate to a transaction between the Company and Crescent Jewelers.

    Long-Term Incentive Plan.

    The Company currently maintains the Friedman's Inc. 1999 Long-Term
Incentive Plan (the "LTIP"), which was approved by the holders of Class B Common Stock at the 1999 Annual Meeting. The Company had 373,500 options available to be granted pursuant to the LTIP as of September 30, 1999. The Company has reserved 500,000 shares of the authorized but unissued shares of Class A Common Stock for issuance upon the grant or exercise of awards pursuant to the LTIP.


             Report on Executive Compensation of the Compensation
                      Committee of the Board of Directors

Introduction

    The Compensation Committee of the Board of Directors is responsible for developing the Company's executive compensation policies and advising the Board of Directors with respect to such policies. The members of the Compensation Committee are Robert W. Cruickshank, who serves as Chairman of the Compensation Committee, David B. Parshall and Mark C. Pickup.

    Compensation Policies

     The objectives of the Company's executive compensation program are to:

     - Encourage the achievement of Company goals by providing compensation that directly relates to the performance of the individual and the achievement of strategic objectives.

     - Establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive within the Company's industry.

     - Promote a direct relationship between compensation and Company performance by facilitating executive officer stock ownership through long-term incentive compensation, specifically stock option awards.

    Compensation Practices

    The Company's executive officer compensation program is comprised of base salary, annual cash incentive bonus compensation, and long-term incentive compensation in the form of stock options, incentive loans, and various other benefits, which are generally available to all employees of the Company.

    Base Salary.

     The base salaries for the Company's executive officers vary depending on the responsibilities of the officers. An executive officer's base salary may not necessarily be competitive with other companies in the Company's industry; however, the Company believes that its emphasis on incentive bonus compensation described below better serves the interests of the Company, and such incentive bonus compensation may enable the executive officer's overall annual compensation to exceed the total compensation paid by companies comparable to the Company.

    Annual Cash Incentive Compensation.

     In order to maximize the interests of the Company's stockholders and its management, the Company makes extensive use of cash bonuses that are awarded based on the Company's operating performance and the individual executive officer's contribution thereto. The Company's budgeted financial performance goals are set at the beginning of each fiscal year. Cash bonuses are then recommended in the judgment of the Compensation Committee based on the achievement of budgeted targets and the individual performance of the executive officer. The Compensation Committee believes that this program provides a direct financial incentive to the Company's executive officers which motivates them to achieve the Company's performance goals and to work for the overall success of the business.

    In fiscal 1999, the performance measure for incentive compensation payments were based on the quarterly earnings performance of the Company, and the maximum possible bonus payout was 100% of the budgeted target. The Company's performance in fiscal 1999 met certain performance goals, and certain executive officer bonuses were paid quarterly. For fiscal 2000, the Compensation Committee determined that the performance measures for incentive compensation payments would be based on specific criteria associated with the executive officers' area of responsibility and the achievement of certain financial performance targets, specifically return on equity, and that the maximum possible bonus payment would be 100% of the budgeted target.

    Long-Term Incentive Compensation

     Long-term incentives are designed to link management compensation with the long-term interests of the Company's stockholders. Although the Friedman's Inc. 1999 Long-Term Incentive Plan provides for several types of long-term incentive based compensation, the Company currently grants stock options as long-term incentives. Stock options generally have a vesting period of three years. Individual stock option awards are based on level of responsibility, the Company's stock ownership objectives for management and the Company's performance versus certain financial performance objectives. The Company's long-term performance ultimately determines the level of compensation resulting from stock options, since stock option value is entirely dependent on the long-term growth of the price of the Class A Common Stock.

    Compensation of Chief Executive Officer

     The base salary of the current Chief Executive Officer of the Company, Bradley J. Stinn, was $400,000 for fiscal 1999. Based on the Company's performance during its first and fourth quarters, Mr. Stinn was paid bonuses amounting in the aggregate to $250,000 for fiscal 1999.

    Policy with Respect to Deductibility of Compensation Expense

     It is the responsibility of the Compensation Committee to address the issues raised by changes in the tax laws which made certain non-performance-based compensation in excess of $1,000,000 to executives of public companies non-deductible to these companies beginning in 1994. The Compensation Committee has reviewed the issues applicable to the Company and has taken action, including the amendment of the incentive loan agreements with Messrs. Brinkley and Stinn, to ensure that the Company receives the maximum tax benefit from its compensation expenses. In addition, the Friedman's Inc. 1999 Long-Term Incentive Plan is designed to comply with the Internal Revenue Service requirements for deductibility of performance-based compensation.

    Conclusion

     The Company's compensation program described above is designed to closely link pay with performance and the creation of stockholder value. The Compensation Committee believes that the program has been and will continue to be successful in supporting the Company's financial, growth and other business objectives.

                                          COMPENSATION COMMITTEE
                                          Robert W. Cruickshank
                                          David B. Parshall
                                          Mark C. Pickup


                              CERTAIN TRANSACTIONS

Background of the Company

    In May 1990, MS Jewelers Limited Partnership (the "Partnership") was formed by an investor group led by the investment banking firm Morgan Schiff and its principals to purchase from Friedman's Jewelers, Inc. ("FJI") certain jewelry retailing assets, including 45 stores (the "FJI Acquisition"). The Company then was incorporated under the laws of the State of Delaware on July 15, 1993, and, prior to the closing of its initial public offering of Class A Common Stock in October 1993, the Company issued 5,606,700 shares of Class B Common Stock to the Partnership in exchange for substantially all of the assets held by the Partnership and the Company's assumption of all of the Partnership's liabilities. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.

    Effective March 31, 1996, the Partnership issued a notice to the limited partners of the Partnership granting the limited partners the option to withdraw from the Partnership by exchanging their units of interest in the Partnership for shares of Class A Common Stock of the Company. The shares of Class A Common Stock that were distributed to these limited partners (the "Withdrawing Limited Partners") constituted shares of Class B Common Stock held by the Partnership that had been converted into Class A Common Stock by the Partnership to effect the distribution. As of December 31, 1999, an aggregate of 4,410,417 shares of Class A Common Stock had been distributed to Withdrawing Limited Partners.

    The Company is controlled by Mr. Phillip Ean Cohen, through his sole ownership of MS Jewelers, the general partner of the Partnership, which owns 100% of the Company's Class B Common Stock. As a result of his control of those entities, Mr. Cohen controls all decisions with respect to major corporate transactions affecting the Company. Mr. Cohen also controls Morgan Schiff, for which Mr. Brinkley serves as a consultant, and Crescent Jewelers, of which Mr. Brinkley serves as a director, Mr. Stinn serves as Chairman and Chief Executive Officer, and Mr. Suglia serves as Chief Financial Officer.

Other Transactions

    MS Jewelers. Mr. Brinkley has served in the uncompensated position of Chairman of the Board of MS Jewelers, the general partner of the Partnership, since May 1990. Mr. Stinn served as President and Chief Executive Officer of MS Jewelers from September 1992 until August 1993.

    Effective August 9, 1993, the Partnership established the MS Jewelers Limited Partnership 1993 Incentive Plan (the "Partnership Incentive Plan"). The Partnership Incentive Plan provided for the granting of options to purchase up to six units of limited partnership interest (a "Unit") at option prices determined by the Board of Directors of MS Jewelers. Each Unit represents a partnership capital percentage equal to approximately .84%, which represents an indirect interest in 41,955 shares of Class B Common Stock on a fully diluted basis assuming exercise of all outstanding options. Effective August 9, 1993, Bradley J. Stinn was granted an option to purchase five Units under the Partnership Incentive Plan. The exercise price of these options was $100,000 per Unit, which equates to $2.38 per share of Class B Common Stock. See "Stock Ownership."

    Stock Purchase Loans to Directors and Executive Officers. On November 5, 1998, the Board of Directors of the Company authorized the Company to make incentive stock purchase loans to the directors and certain executive officers of the Company. Pursuant to the terms of the loan agreements, the directors and executive officers were required to use the proceeds from the loans to purchase shares of the Company's Class A Common Stock, thereby more closely linking the personal interests of the directors and executive officers to those of the Company's stockholders. The principal balance of all such loans will be due on November 23, 2003, and interest, which accrues at 5.0% annual simple interest, is payable annually. On November 23, 1998, loans in the following amounts were made to the following directors and executive officers: Sterling B. Brinkley ($250,000); John E. Cay ($50,000); Robert W. Cruickshank ($50,000); David B.
Parshall ($50,000); Mark C. Pickup ($50,000); Bradley J. Stinn ($250,000);
Victor M. Suglia ($150,000); and Donald J. Wright ($25,000). Mr. Wright repaid his loan in full when the Company terminated his employment in April 1999. On May 14, 1999 and August 3, 1999, loans in the amounts of $50,000 and $25,000, respectively, were made to Paul G. Leonard.

    Morgan Schiff. In December 1994, the Company entered into a Financial Advisory Services Agreement with Morgan Schiff under which Morgan Schiff agreed to provide the Company with certain financial advisory services with respect to capital structure, business strategy and operations, budgeting and financial controls, and mergers, acquisitions and other similar transactions. The Financial Advisory Services Agreement has a term of one year with an automatic renewal unless either party terminates by written notice 30 days prior to the end of the term. The Company paid Morgan Schiff $400,000 plus expenses for its services under the Financial Advisory Services Agreement in fiscal 1999, and also agreed to indemnify Morgan Schiff against any losses associated with the Financial Advisory Services Agreement. In connection with the transaction, the Company accrued estimated costs of $1 million for services provided by Morgan Schiff, an affiliate, associated with the refinancing, the purchase warrant and guarantee of Crescent's debt. See - "Certain Transactions - Other Transactions
- Crescent".

     Crescent. Crescent operates 150 stores in seven western states, principally California and Arizona. The Company and Crescent are affiliated through common controlling ownership and executive management. The Company is controlled by Mr. Phillip Ean Cohen, through his sole ownership of MS Jewelers, the general partner of the Partnership which owns 100% of the Company's Class B Common Stock. As a result of his control of those entities, Mr. Cohen controls all decisions with respect to major corporate transactions affecting the Company. Crescent is also controlled by Mr. Cohen through his sole ownership of CJ Morgan Corp., the general partner of CJ Limited Partnership which owns all of the capital stock of Crescent. In addition, Bradley J. Stinn and Victor M. Suglia serve respectively as President and Chief Executive Officer and Chief Financial Officer of the Company and Crescent.

     On September 15, 1999, Crescent entered into a $112.5 million, three-year senior, secured revolving syndicated bank facility, led by Bank of America, N.A. to fund its restructuring and provide for its working capital needs. Crescent used a portion of the proceeds from the facility to repay the Company's $25 million investment originally made in Crescent. As part of Crescent's new three-year bank facility, the Company agreed to provide certain credit enhancements and to guaranty the obligations of Crescent under the syndicated credit facility. In consideration for this guaranty, Crescent agreed to make quarterly payments to the Company in an amount equal to 2% per annum of the outstanding obligations of Crescent under its credit facility during the preceding quarter. The Company estimates that approximately $2 million annually will be paid to it by Crescent pursuant to this agreement. In further consideration of this guaranty, Crescent issued a warrant to the Company to purchase 7,942,904 shares of Crescent non-voting Class A Common Stock, or approximately 50% of the capital stock of Crescent on a fully diluted basis, for an exercise price of $500,000.

                                Stock Ownership

    Based solely upon information furnished to the Company, the following table sets forth certain information with respect to the beneficial ownership of Class A and Class B Common Stock as of December 31, 1999 by (i) each person who is known by the Company to beneficially own more than five percent of either the Class A Common Stock or the Class B Common Stock, (ii) each nominee for director of the Company, (iii) each of the Named Executive Officers (as defined under "Election of Directors -- Executive Compensation" above), and (iv) all officers and directors as a group.


                                           Shares of Class A            Shares of Class B
                                             Common Stock                 Common Stock                Percentage of
Name and Address                       -------------------------    -------------------------      Class A and Class B
of Beneficial Owner                      Number   Percentage (1)      Number    Percentage (1)       Common Stock (1)
-------------------                    ---------  --------------    ---------  --------------     --------------------

MS Jewelers Limited Partnership (2)           --             --     1,196,283        100%                  8.3%
MS Jewelers Corporation
Phillip Ean Cohen
350 Park Avenue
New York, New York 10022

FJI (3)                                1,085,338            8.2%           --         --                   7.5%
Friedman's Jewelers, Inc.
Friedman's Jewelers, Inc., Anniston
Friedman's Jewelers, Inc., Greenville
Friedman's Jewelers, Inc., Marietta
Friedman's Jewelers, Inc., Oglethorpe
Stanley Jewelers, Inc.
P.O. Box 9925
Savannah, Georgia 31412

Gilder, Gagnon, Howe & Co. (4)         1,080,655            8.2%           --          --                   7.5%
1775 Broadway
New York, New York 10019

Merrill Lynch & Co., Inc. (5)            682,600            5.1%           --          --                   4.7%
on behalf of Merrill Lynch Asset
Management Group
World Financial Center, North Tower
250 Vesey Street
New York, NY  10381

Goldman, Sachs Asset Management(6)       784,000            5.1%           --          --                   5.4%
Goldman Sachs trust on behalf of
Goldman Sachs Small Cap Fund
1 New York Plaza
New York, New York  10004

FMR Corp. (7)                          1,343,700           10.2%           --          --                   9.3%
Edward C. Johnson III
82 Devonshire Street
Boston, Massachusetts 02109

Becker Capital Management, Inc. (8)    1,184,000            8.8%           --          --                   8.2%
1211 SW Fifth Avenue, Suite 2185
Portland, Oregon  97204

                                           Shares of Class A            Shares of Class B
                                             Common Stock                 Common Stock                Percentage of
Name and Address                       -------------------------    -------------------------      Class A and Class B
of Beneficial Owner                      Number   Percentage (1)      Number    Percentage (1)       Common Stock (1)
-------------------                    ---------  --------------    ---------  --------------     --------------------

Bradley J. Stinn (9)(10)                 507,600      3.7%           209,774        17.5%                  4.9%
Sterling B. Brinkley (11)                432,494      3.2%             --             --                   3.0%
Robert W. Cruickshank (12)                13,283        *              --             --                     *
David B. Parshall (13)                    10,595        *              --             --                     *
Mark C. Pickup (14)                       11,989        *              --             --                     *
John E. Cay III (15)                      37,287        *              --             --                     *
Donald J. Wright, Jr.                         --        *              --             --                     *
Victor M. Suglia (16)                     37,950        *              --             --                     *
Paul G. Leonard                           17,747        *              --             --                     *
All executive officers and directors   1,068,945      7.8%           209,774        17.5%                  8.6%
   as a group (8 persons) (17)

-----------------
*    Less than 1%.
(1) Except as indicated in the footnotes set forth below, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them. The numbers of shares shown include shares that are not currently outstanding but which certain stockholders are entitled to acquire or will be entitled to acquire within 60 days from December 31, 1999, upon the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the particular stockholder and by the group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) MS Jewelers is the general partner of the Partnership and has the sole right to vote the shares of Class B Common Stock and to direct their disposition. Mr. Cohen is the sole stockholder of MS Jewelers. See "Certain Transactions."
(3)  Based on a Schedule 13G filed with the SEC on February 12, 1999.
(4) Based on a Schedule 13G filed with the SEC on February 15, 1995. Gilder, Gagnon, Howe & Co. disclaims beneficial ownership of these shares which are held in: (i) customer accounts over which its partners or employees may have discretion to purchase or dispose of securities but over which Gilder, Gagnon, Howe & Co. does not have discretion (1,066,805 shares as of December 31, 1994); (ii) accounts owned by its partners and by its partners' families in accounts controlled by partners (10,200 shares as of December 31, 1994); or (iii) the account of its firm profit sharing plan, which is controlled by certain of its partners (3,600 shares as of December 31, 1994).
(5)  Based on a Schedule 13G filed with the SEC on February 4, 1999.
(6)  Based on a Schedule 13G filed with the SEC on November 10, 1999.
(7) Based on a Schedule 13G filed with the SEC on December 10, 1998. Of the shares reported, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,343,700 shares. Edward C. Johnson III and FMR Corp., through its control of Fidelity, each have sole power to dispose of the 1,343,700 shares. Neither has the sole power to vote or direct the voting of the shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 30,000 shares. Mr. Johnson and FMR Corp., through its control of Fidelity, each have sole voting and dispositive power over the 30,000 shares.
(8)  Based on a Schedule 13G filed with the SEC on February 10, 1999.
(9) Shares of Class B Common Stock owned by Mr. Stinn are owned indirectly through his ownership of options to purchase limited partnership interests in the Partnership. He has no right to vote or to direct the disposition of these shares. See "Certain Transactions."
(10) Includes 5,100 shares of Class A Common Stock held by or on behalf of Mr. Stinn's children, 765 shares of Class A Common Stock held by Mr. Stinn's wife and options to purchase 335,000 shares of Class A Common Stock that are immediately exercisable.
(11) Includes options to purchase 130,000 shares of Class A Common Stock that are immediately exercisable.
(12) Includes options to purchase 5,000 shares of Class A Common Stock granted under the Director Plan that are immediately exercisable.
(13) Includes 300 shares of Class A Common Stock held in trust for Mr. Parshall's children and options to purchase 5,000 shares of Class A Common Stock granted under the Director Plan that are immediately exercisable.

(14) Includes options to purchase 5,000 shares of Class A Common Stock granted under the Director Plan that are immediately exercisable.
(15) Includes options to purchase 7,000 shares of Class A Common Stock granted under the Director Plan that are immediately exercisable and 11,500 shares of Class A Common Stock held by Palmer & Cay, Inc.
(16) Includes options to purchase 17,500 shares of Class A Common Stock that are immediately exercisable.
(17) Includes 209,774 shares of Class B Common Stock held by Mr. Stinn indirectly through ownership of options to purchase limited partnership interests in the Partnership, and options to purchase 504,500 shares of Class A Common Stock.

                         STOCKHOLDER RETURN COMPARISON

   The Company's Class A Common Stock began trading on the Nasdaq National Market on October 14, 1993 in connection with the Company's initial public offering. The price information reflected for the Class A Common Stock in the following performance graph represents the closing sale price of the Class A Common Stock for the period from September 30, 1994 through September 30, 1999. The performance graph compares the cumulative stockholder returns on the Class A Common Stock with the Nasdaq Stock Market Index (U.S. Companies) and a Peer Index (as described below) over the same period (assuming the investment of $100 in the Company's Class A Common Stock, the Nasdaq Stock Market (U.S. Companies) and the Peer Index on September 30, 1994, and reinvestment of all dividends).


            Comparison of Cumulative Total Returns - Friedman's Inc.

      [GRAPH OF COMPARISON OF CUMULATIVE TOTAL RETURNS - FRIEDMAN'S INC.]

                          Year-End Cumulative Returns


                                              September 30,
                                              -------------

                                 1994   1995   1996   1997   1998   1999
                                 -----  -----  -----  -----  -----  -----

Friedman's Inc.                  100.0  142.6  123.0  110.7   42.6   58.0
The Nasdaq Stock Market          100.0  138.1  163.8  225.0  228.8  371.5
Peer Index                       100.0  110.3  132.1  151.2  129.5  157.8

    Total return calculations for the Nasdaq Stock Market Index (U.S. Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of the stocks of those companies included in the Nasdaq Retail Trade Stock Index. Specific information regarding the companies comprising the Peer Index will be provided to any stockholder upon request to Victor M. Suglia, the Secretary of the Company.

                             STOCKHOLDER PROPOSALS
                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

    Nominations by stockholders for director elections and other proposals of stockholders, intended to be presented at the annual meeting of stockholders to be held in 2001, together with certain related information specified in Rule 14a-8 of the Securities and Exchange Commission, should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Savannah, Georgia on or before September 29, 2000 to be eligible for inclusion in the Company's Proxy Statement and Proxy relating to that meeting. Any stockholder proposal must be in writing and must set forth
(i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) a statement in support of the proposal and (v) any other information required by the rules and regulations of the Securities and Exchange Commission. Nominations and other proposals of stockholders that are submitted to the Company after September 29, 2000 may be excluded from the Company's proxy materials for the 2001 Annual Meeting of Stockholders and will otherwise be subject to Rule 14a-8 of the Securities and Exchange Commission.

                                 OTHER MATTERS

Filings Under Section 16(a)

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and any persons who beneficially own more than ten percent of the Company's Class A Common Stock to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and beneficial owners of more than ten percent of the Class A Common Stock are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during fiscal 1999, all persons subject to the reporting requirements with regard to the Class A Common Stock complied with all applicable filing requirements except in two instances.

Auditors

    The Company's Board of Directors has selected Ernst & Young LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending September 30, 2000. Ernst & Young LLP has no financial interest, direct or indirect, in the Company and does not have any connection with the Company except in its professional capacity as an independent auditor. The Board of Directors has submitted the selection of Ernst & Young LLP as independent auditors to the holders of Class B Common Stock for ratification. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending September 30, 2000. Even if the selection is ratified, the Board of Directors in its sole discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

Miscellaneous

    The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the

Annual Meeting or any adjournment thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

Availability of Annual Report

    Accompanying this Proxy Statement is a copy of the Company's Annual Report for the year ended September 30, 1999, which includes audited financial statements of the Company. Stockholders who would like additional copies of the Annual Report should direct their requests in writing to: Friedman's Inc., 4 West State Street, Savannah, Georgia 31401, Attention: Victor M. Suglia, Secretary. Such materials will not form any part of the materials for the solicitation of proxies.

PROXY

                                FRIEDMAN'S INC.
                               Savannah, Georgia
                      2000 Annual Meeting of Stockholders

     The undersigned stockholder of Friedman's Inc. (the "Company"), Savannah, Georgia, hereby constitutes and appoints Bradley J. Stinn and Victor M. Suglia, or either one of them, each with full power of substitution, to vote the number of shares of Class A Common Stock which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders to be held at the Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia 31401 on Thursday, March 2, 2000, at 10:00 A.M., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposal (the "Proposal") described in the Notice to the Holders of Class A Common Stock of the Annual Meeting of Stockholders and Proxy Statement, both dated January 28, 2000, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or will not serve and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof. The Board of Directors recommends a vote FOR the Proposal.

     Election of Directors. On the Proposal to elect the following directors to serve until the 2000 Annual Meeting of Stockholders of the Company and until their successors are elected and qualified:

           John E. Cay III
           Robert W. Cruickshank
           David B. Parshall


                  For [_]                 Withhold Authority [_]

     To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:
                                 ----------------------------------------

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the Proposal and with discretionary authority on all other matters that may properly come before the Annual Meeting or any adjournments thereof.

     Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                                Shares Held:
                                            -------------------------------

                                -------------------------------------------
                                         Signature of Stockholder

                                -------------------------------------------
                                Signature of Stockholder (If held Jointly)

                                Dated:                               , 2000
                                      -------------------------------
                                             Month        Day



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FRIEDMAN'S INC.
         AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.